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Exhibit 99.3

PRO FORMA CONSOLIDATED BALANCE SHEET

 The following pro forma balance sheet has been derived from the balance sheet of Tech Net Communications, Inc. ("Technet") at December 31, 2002 and adjusts such information to give effect to the acquisition of Knightsbridge Fine Wines, Inc. ("Knightsbridge"), as if the acquisition had occurred at December 31, 2002. The pro forma balance sheet is presented for informational purposes only and does not purport to be indicative of the financial condition that would have resulted if the acquisition had been consummated at December 31, 2002. The pro forma balance sheet should be read in conjunction with the notes thereto and KFW's financial statements and related notes thereto contained elsewhere in this filing.

December 31, 2002

                                    Knightsbridge     Technet     Adjustments  Proforma
                                    -------------    ---------   ------------  ---------

      ASSETS


Current assets:
  Cash,                                 $ 115,000    $   4,814    $   (4,81    $ 115,000
  Website Development cost                   --            450         (450)        --
  Prepaid expenses                         68,965         --           --         68,965
                                        ---------    ---------    ---------    ---------
Total current assets                    $ 183,965    $   5,264    $  (5,264)   $ 183,965
                                        =========    =========    =========    =========

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Accounts payable                      $  20,152    $   8,562    $  (8,562)   $  20,152
  Note payable                            190,833         --           --        190,833
  Loan payable                               --          6,500       (6,500)        --
                                        ---------    ---------    ---------    ---------
    Total current liabilities           $ 210,985       15,062      (15,062)     210,985

STOCKHOLDERS' DEFICIT
  Common Stock                          $  17,705        7,536       (7,536)      17,705
  Warrants                                 10,000                                 10,000
  Subscriptions
   Receivable                             (17,705)        --           --        (17,705)
  Additional paid in capital                 --         48,184      (48,184)        --
  Deficit accumulated
  during the development stage            (37,020)      65,518      (65,518)     (37,020)
                                        ---------    ---------    ---------    ---------
    Total Stockholders' Deficit           (27,020)      (9,798)       9,798      (27,020)
                                        ---------    ---------    ---------    ---------
TOTAL LIABILITIES AND                   $ 183,965        5,264       (5,264)     183,965
     STOCKHOLDERS' DEFICIT              ===========   ========      =======    =========
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                See accompanying summary of accounting policies
                       and notes to financial statements.

NOTES TO PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

On August 1, 2003, the Tech Net Communications, Inc. ("Technet") completed a Share Exchange (the "Share Exchange ") with Knightsbridge Fine Wines, Inc.
("Knightsbridge"), a Nevada corporation, formed to develop and finance the growth of a diversified international wine company consisting of estate vineyards and brands from various wine growing regions of the world. As a result of the Share Exchange, Knightsbridge became the Technet's wholly owned subsidiary. The shareholders of Knightsbridge now own the majority (82.89%) of the Technet's voting stock. To accomplish the Share Exchange, the Technet issued an aggregate of 12,402,500 shares of its Common Stock in exchange for all of the issued and outstanding capital stock of Knightsbridge from the shareholders of Knightsbridge. The shares issued to the Knightsbridge Shareholders were issued to 35 persons, 7 of whom are employees of Knightsbridge whose shares were issued in accordance with Rule 701 and the remainder of whom are accredited investors, pursuant to the exemption from Registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act").

Pursuant to the terms of the Share Exchange Agreement, the officers of Knightsbridge have been appointed as Technet's officers and Jayeson Carmichael has resigned as the Technet's president and Edward Wong has resigned as the Technet's treasurer and secretary. Joel Shapiro, president of Knightsbridge has been appointed to Technet's Board of Directors and Messrs. Wong and Carmichael and Diane Travis have agreed to resign as directors following Technet's compliance with Rule 14f-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Also pursuant to the terms of the Share Exchange, Jayeson Carmichael, the owner of 5,000,000 shares (66.3%) of Technet's common stock prior to the Share Exchange, agreed to cancel 4,975,000 shares to treasury.

The transaction was regarded as a reverse merger whereby Knightsbridge was considered to be the accounting acquirer as it retained control of Technet after the Exchange.

All amounts of Technet's were reversed as the net assets assumed by CFS in the reverse merger were $0.